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                                  EXHIBIT 99.1

                                  PRESS RELEASE

K-FED BANCORP                                                1.626.339.9663
1359 N. GRAND AVENUE                                          WWW.K-FED.COM
COVINA, CALIFORNIA 91722-5107

                              FOR IMMEDIATE RELEASE

For Additional Information Contact:
Dan Cano (626) 339-9663
d.cano@kaiserfederal.net

               K-FED BANCORP ANNOUNCES FIRST QUARTER 2006 EARNINGS

Covina, California - November 3, 2005 - K-Fed Bancorp (NASDAQ: KFED), the holding company for Kaiser Federal Bank announced net income for the three months ended September 30, 2005 of $1.1 million or $0.08 per diluted common share, compared with net income of $1.3 million, or $0.09 per diluted common share for the same period ended in 2004.

"The reduction in earnings for the comparable periods was primarily attributable to stock award and stock option expenses related to the establishment of these plans in November 2004 in addition to increased costs associated with the acquisition of the Panorama City branch from Pan American Bank in September 2004," commented Kay Hoveland, President and CEO. "With the current competitive loan origination environment, we will continue our strategic initiative of increasing interest earning assets through whole loan purchases funded primarily with FHLB advances without incurring proportional increases in operating expenses in order to enhance earnings growth."

Interest income increased by $863,000, or 12.6%, to $7.7 million for the three months ended September 30, 2005 from $6.8 million for the three months ended September 30, 2004. The primary factor for the increase in interest income was an increase in the average loans receivable balance of $47.6 million, or 9.5%, from $502.0 million for the three months ended September 30, 2004 to $549.6 million for the three months ended September 30, 2005. The increase was primarily due to whole-loan purchases of One-to-Four family residential real estate loans. Interest income was also positively impacted by a 16 basis point increase in the average yield on loans receivable, from 4.96% for the three months ended September 30, 2004 to 5.12% for the three months ended September 30, 2005.

Interest expense increased $877,000, or 36.0%, for the three months ended September 30, 2005 to $3.3 million as compared to $2.4 million for the three months ended September 30, 2004. The increase is primarily attributable to an increase in average deposits, combined with higher interest rates. The average interest rates on interest-bearing liabilities increased 47 basis points to 2.57% for the three months ended September 30, 2005 from 2.10% for the three months ended September 30, 2004. Average interest-bearing liabilities increased $51.7 million or 11.1% to $516.3 million at September 30, 2005 from $464.6 million at September 30, 2004.

Noninterest income decreased $25,000, or 3.2%, to $745,000 for the three months ended September 30, 2005 from $770,000 for the three months ended September 30, 2004. The decrease is primarily the result of a $187,000 increase in the loss on an equity investment in a California Affordable Housing Program tax credit fund, partially offset by an increase in the addition of income due to our purchase of bank-owned life insurance in April 2005.

Noninterest expense increased $381,000, or 13.0% for the three months ended September 30, 2005 as compared to September 30, 2004. The increase was primarily due to a $211,000 increase in salaries and benefits, a $76,000 increase in occupancy and equipment expense and a $74,000 increase in other operating expense.

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Salaries and benefits represented 53.9% of total noninterest expense for the three months ended September 30, 2005 compared to 53.7% for the three months ended September 30, 2004. Total salaries and benefits increased $211,000, or 13.4%, to $1.8 million for the three months ended September 30, 2005 from $1.6 million for the three months ended September 30, 2004. The increase was primarily due to $115,000 in stock award expense and $92,000 in stock option expense related to the establishment of these plans in November 2004.

Occupancy and equipment expense increased $76,000 to $392,000 for the three months ended September 30, 2005 from $316,000 for the three months ended September 30, 2004. The increase was primarily due to increased costs associated with the acquisition of the Panorama City branch from Pan American Bank in September 2004.

Total assets increased $63.2 million, or 9.9%, to $703.1 million at September 30, 2005 compared to $639.9 million billion at June 30, 2005 due primarily to growth in the loan portfolio. Asset growth during the first three months was funded primarily with Federal Home Loan Bank advances which increased $49.0 million, or 69.2%, to $119.8 million at September 30, 2005 from $70.8 million at of June 30, 2005.

Equity increased $667,000 to $91.4 million at September 30, 2005 from $90.8 million at June 30, 2005 primarily as a result of $1.1 million in income earned for the first fiscal quarter ended September 30, 2005 in addition to the allocation of ESOP shares, stock awards, and stock options earned during the quarter totaling $352,000. Equity was offset by the repurchase of 30,000 of our outstanding common shares at an average price of $12.77 for a total cost of $383,000 and the payment of $300,000 in cash dividends to shareholders of record, excluding shares held by K-Fed Mutual Holding Company, or $0.06 per share for the three months ended September 30, 2005. Shares remaining under the Company's stock repurchase program totaled 200,129 as of November 1, 2005.

K-Fed Bancorp's sole subsidiary is Kaiser Federal Bank which was originally chartered in 1953 as a federal credit union, converted to a federally chartered mutual savings association in 1999 and reorganized into a federally chartered mutual holding company form of organization in 2003. The bank operates 3 full service offices and 2 financial service centers in southern and northern California, as well as a network of 30 ATMS which provide retail and commercial banking services to individuals and business customers throughout California.

For additional information visit WWW.K-FED.COM or WWW.KAISERFEDERAL.COM

FORWARD-LOOKING STATEMENTS:
STATEMENTS CONTAINED IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACTS MAY CONSTITUTE FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED), WHICH INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES. THE COMPANY INTENDS SUCH FORWARD-LOOKING STATEMENTS TO BE COVERED BY THE SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, AND IS INCLUDING THIS STATEMENT FOR PURPOSES OF INVOKING THESE SAFE HARBOR PROVISIONS. THE COMPANY'S ABILITY TO PREDICT RESULTS OR THE ACTUAL EFFECT OF FUTURE PLANS OR STRATEGIES IS INHERENTLY UNCERTAIN. FACTORS WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OPERATIONS AND FUTURE PROSPECTS OF THE COMPANY AND KAISER FEDERAL BANK INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN INTEREST RATES, GENERAL ECONOMIC CONDITIONS, LEGISLATIVE/REGULATORY CHANGES, MONETARY AND FISCAL POLICIES OF THE U.S. GOVERNMENT, INCLUDING THE U.S. TREASURY AND THE FEDERAL RESERVE BOARD, THE QUALITY OR COMPOSITION OF THE COMPANY'S LOAN OR INVESTMENT PORTFOLIOS, DEMAND FOR LOAN PRODUCTS, DEPOSIT FLOWS, COMPETITION, DEMAND FOR FINANCIAL SERVICES IN THE COMPANY'S MARKET AREA, THE POSSIBLE SHORT-TERM DILUTIVE EFFECT OF POTENTIAL ACQUISITIONS AND ACCOUNTING PRINCIPLES, POLICIES AND GUIDELINES. THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING FORWARD LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS.

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

                                           K-FED BANCORP AND SUBSIDIARY
                                  CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                     (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)
------------------------------------------------------------------------------------------------------------------

                                                                                SEPTEMBER 30         JUNE 30
                                                                                    2005               2005
                                                                              ----------------   ----------------
                                                                                (unaudited)         (audited)
                                                      ASSETS
  Cash and due from banks                                                      $        8,577     $        6,990
  Federal funds sold                                                                   33,760             10,325
                                                                              ----------------   ----------------
      Total cash and cash equivalents                                                  42,337             17,315

  Interest bearing deposits in other financial institutions                             9,010              9,010
  Securities available-for-sale                                                        18,136             18,848
  Securities held-to-maturity, fair value of $28,001 and
   $30,688 at September 30, 2005 and June 30, 2005, respectively                       28,288             30,834
  Federal Home Loan Bank stock, at cost                                                 4,068              4,027
  Loans receivable                                                                    579,203            539,025
  Deferred net loan origination fees                                                      (45)               (32)
  Net premium on purchased loans                                                        1,049                982
  Allowance for loan losses                                                            (2,521)            (2,408)
                                                                              ----------------   ----------------
      Loans receivable, net                                                           577,686            537,567

  Accrued interest receivable                                                           2,668              2,310
  Premises and equipment, net                                                           1,442              1,491
  Core deposit intangible                                                                 532                568
  Goodwill                                                                              3,950              3,950
  Bank-owned life insurance                                                            10,196             10,089
  Other assets                                                                          4,744              3,873
                                                                              ----------------   ----------------
        Total assets                                                           $      703,057     $      639,882
                                                                              ================   ================
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Deposits
    Noninterest bearing                                                        $       50,691     $       43,744
    Interest bearing                                                                  436,465            432,048
                                                                              ----------------   ----------------
      Total deposits                                                                  487,156            475,792


  Federal Home Loan Bank advances, short-term                                          10,000             11,000
  Federal Home Loan Bank advances, long-term                                          109,835             59,777
  Accrued expenses and other liabilities                                                4,639              2,553
                                                                              ----------------   ----------------
      Total liabilities                                                               611,630            549,122

Commitments and contingent liabilities
Stockholders' equity
  Nonredeemable serial preferred stock, $.01 par value;
    2,000,000 shares authorized; issued and outstanding - none                              -                  -
  Common stock, $.01 par value; 18,000,000 authorized;
    September 30, 2005 - 14,711,800 shares issued.
    June 30, 2005 - 14,711,800 shares issued.                                             147                147
  Additional paid-in capital                                                           57,664             57,541
  Retained earnings                                                                    43,443             42,689
  Accumulated other comprehensive loss, net of tax                                       (224)              (168)
  Unearned employee stock ownership plan shares                                        (3,867)            (3,981)
  Unearned employee stock awards                                                       (1,900)            (2,015)
  Treasury stock, at cost (September 30, 2005 - 308,470 shares;
    June 30, 2005 - 278,470 shares)                                                    (3,836)            (3,453)
                                                                              ----------------   ----------------

      Total stockholders' equity                                                       91,427             90,760
                                                                              ----------------   ----------------
        Total liabilities and stockholders' equity                             $      703,057     $      639,882
                                                                              ================   ================
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                                     K-FED BANCORP AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                                              (UNAUDITED)
                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
-----------------------------------------------------------------------------------------------------

                                                                          THREE MONTHS ENDED
                                                                             SEPTEMBER 30
                                                                  -----------------------------------
                                                                        2005               2004
                                                                  ----------------   ----------------
INTEREST INCOME
  Interest and fees on loans                                       $        7,029     $        6,225
  Interest on securities, taxable                                             427                520
  Federal Home Loan Bank dividends                                             41                 36
  Other interest                                                              189                 42
                                                                  ----------------   ----------------
      Total interest income                                                 7,686              6,823
                                                                  ----------------   ----------------
INTEREST EXPENSE
  Interest on Federal Home Loan Bank advances                                 671                513
  Interest on deposits                                                      2,645              1,926
                                                                  ----------------   ----------------
      Total interest expense                                                3,316              2,439
                                                                  ----------------   ----------------
NET INTEREST INCOME                                                         4,370              4,384

Provision for loan losses                                                     165                120
                                                                  ----------------   ----------------

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                                                           4,205              4,264
                                                                  ----------------   ----------------
NONINTEREST INCOME
  Service charges and fees                                                    473                464
  ATM fees and charges                                                        375                322
  Referral commissions                                                         54                 55
  Loss on equity investment                                                  (270)               (83)
  Bank-owned life insurance                                                   107                  -
  Other noninterest income                                                      6                 12
                                                                  ----------------   ----------------
      Total noninterest income                                                745                770
                                                                  ----------------   ----------------
NONINTEREST EXPENSE
  Salaries and benefits                                                     1,782              1,571
  Occupancy and equipment                                                     392                316
  ATM expense                                                                 298                257
  Advertising and promotional                                                 103                108
  Professional services                                                       228                260
  Postage                                                                      65                 61
  Telephone                                                                    86                 74
  Other operating expense                                                     353                279
                                                                  ----------------   ----------------
      Total noninterest expense                                             3,307              2,926
                                                                  ----------------   ----------------
INCOME BEFORE INCOME TAX EXPENSE                                            1,643              2,108
Income tax expense                                                            589                803
                                                                  ----------------   ----------------
NET INCOME                                                         $        1,054     $        1,305
                                                                  ================   ================
COMPREHENSIVE INCOME                                               $          998     $        1,427
                                                                  ================   ================
EARNINGS PER COMMON SHARE:
  Basic and diluted                                                $         0.08     $         0.09
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